                                                                     EXHIBIT (T)

                     MONTHLY CERTIFICATEHOLDERS' STATEMENT
                          Discover Card Master Trust I
                        Series 1998-6 Monthly Statement
                      Class A Certificate CUSIP #25466KBY4
                      Class B Certificate CUSIP #25466KBZ1

Distribution Date: October 15, 1999            Month Ending:  September 30, 1999

Pursuant to the Series Supplement dated as of July 30, 1998 relating to the Pooling and Servicing Agreement dated as of October 1, 1993 by and between Greenwood Trust Company and U.S. Bank National Association, as Trustee, as amended, the Trustee is required to prepare certain information each month regarding current distributions to investors and the performances of the Trust. We have set forth below this information for the Distribution Date listed above, as well as for the calendar month ended on the date listed above.

1.   Payments for the benefit of investors in Series 1998-6 on this Distribution Date (per $1000 of Class Initial Investor Interest)
     -------------------------------------------------------------------------------------------------------------------------------

     Series  1998-6                                     Total            Interest            Principal
         Class A      30 days at 5.850000000%        $4.875000000      $4.875000000        $0.000000000

         Class B      30 days at 6.050000000%        $5.041666667      $5.041666667        $0.000000000

2.   Principal Receivables at the end of September, 1999
     ---------------------------------------------------

 (a) Aggregate Investor Interest                        $19,465,953,000.00

     Seller Interest                                     $7,070,534,064.40

     Total Master Trust                                 $26,536,487,064.40

 (b) Group One Investor Interest                        $16,915,953,000.00

 (c) Group Two Investor Interest                         $2,550,000,000.00

 (d) Series 1998-6 Investor Interest                       $526,316,000.00

 (e) Class A Investor Interest                             $500,000,000.00

     Class B Investor Interest                              $26,316,000.00

3.   Allocation of Receivables Collected During September, 1999
     ----------------------------------------------------------

                                                                   Finance Charge           Principal       Yield Collections/
                                                                    Collections            Collections      Additional Funds
 (a) Allocation of Collections between Investors and Seller

     Aggregate Investor Allocation.                                 $333,904,676.22      $3,148,496,134.64            $0.00

     Seller Allocation:                                             $103,819,395.28        $978,946,951.05            $0.00

 (b) Group One Allocation                                           $291,868,720.47      $2,752,125,392.80            $0.00

 (c) Group Two Allocation                                            $42,035,955.75        $396,370,741.84            $0.00

 (d) Series 1998-6 Allocations                                        $8,676,128.82         $81,810,049.40            $0.00

 (e) Class A Allocations                                              $8,242,344.26         $77,719,753.30            $0.00

     Class B Allocations                                                $433,784.56          $4,090,296.10            $0.00

 (f) Principal Collections as a monthly percentage of Master Trust Receivables
     at the beginning of September, 1999                                                        15.30%

 (g) Finance Charge Collections as a monthly percentage of Master Trust Receivables
     at the beginning of September, 1999                                                         1.62%

 (h) Total Collections as a monthly percentage of Master Trust Receivables
     at the beginning of September, 1999                                                        16.92%

4.   Information Concerning the Series Principal Funding Accounts ("SPFA")
     ---------------------------------------------------------------------

                        Deposits into the     Deficit Amount
                        SPFAs on this             on this              SPFA       Investment
                        Distribution Date     Distribution Date       Balance       Income

     Series 1998-6           $0.00                  0.00                $0.00         $0.00

5.   Information Concerning Amount of Controlled Liquidation Payments
     ----------------------------------------------------------------
                                                                           Total Payments
                         Amount Paid on this      Deficit Amount            through this
                          Distribution Date    on this Distribution Date  Distribution Date

     Series 1998-6                 $0.00                          $0.00             $0.00

6.   Information Concerning the Series Interest Funding Accounts ("SIFA")
     --------------------------------------------------------------------

                                     Deposits into the SIFA
                                   on this Distribution Date    SIFA Balance

     Series 1998-6                         $2,570,176.50        $7,710,529.50

7.   Pool Factors for September, 1999
     --------------------------------

     Class A                                                 1.00000000

     Class B                                                 1.00000000

8.   Investor Charged-Off Amount
     ---------------------------
                                                                Cumulative
                                                            Investor Charged-Off
                                    This Distribution Date        Amount

 (a) Group One                          $94,095,541.69              $0.00

 (b) Group Two                          $13,551,969.61              $0.00

 (c) Series 1998-6                       $2,797,096.72              $0.00

 (d) Class A                             $2,657,248.94              $0.00

     Class B                               $139,847.78              $0.00

 (e) As an annualized percentage of
     Principal Receivables at the
     beginning of September, 1999                 6.38%               N/A

9.   Investor Losses on this Distribution Date
     -----------------------------------------
                                                           Per $1,000 of original
                                                 Total       invested Principal

 (a) Group One                                     $0.00          $0.00

 (b) Group Two                                     $0.00          $0.00

 (c) Series 1998-6                                 $0.00          $0.00

 (d) Class A                                       $0.00          $0.00

     Class B                                       $0.00          $0.00

10.  Reimbursement of Investor Losses on this Distribution Date
     ----------------------------------------------------------
                                                           Per $1,000 of original
                                                 Total       invested Principal

 (a) Group One                                     $0.00          $0.00

 (b) Group Two                                     $0.00          $0.00

 (c) Series 1998-6                                 $0.00          $0.00

 (d) Class A                                       $0.00          $0.00

     Class B                                       $0.00          $0.00

11.  Aggregate Amount of Unreimbursed Investor Losses
     ------------------------------------------------
                                                             Per $1,000 of original
                                                 Total         invested Principal

 (a) Group One                                     $0.00          $0.00

 (b) Group Two                                     $0.00          $0.00

 (c) Series 1998-6                                 $0.00          $0.00

 (d) Class A                                       $0.00          $0.00

     Class B                                       $0.00          $0.00

12.  Investor Monthly Servicing Fee payable on this Distribution Date
     ----------------------------------------------------------------

 (a) Group One                                            $29,509,044.98

 (b) Group Two                                             $4,250,000.00

 (c) Series 1998-6                                           $877,193.33

 (d) Class A                                                 $833,333.33

     Class B                                                  $43,860.00

13.  Class Available Subordinated Amount at the end of the Distribution Date
     -----------------------------------------------------------------------

                                                           As a percentage of
                                              Total      Class A Invested Amount

     Series 1998-6 Class B                $44,736,860.00       8.9474%

14.  Total Available Credit Enhancement Amounts
     ------------------------------------------

                                             Shared Amount  Class B Amount

 (a) Maximum Amount                                $0.00   $21,052,640.00

 (b) Available Amount                              $0.00   $21,052,640.00

 (c) Amount of Drawings on Credit Enhancement
       on this Distribution Date                   $0.00            $0.00

 (d) Credit Enhancement Fee on this
       Distribution Date                                       $10,193.56

15.  Delinquency Summary
     -------------------

     Master Trust Receivables Outstanding at the end of September, 1999      $26,958,265,630.37

                                   Delinquent Amount         Percentage of Ending
     Payment Status                Ending Balance            Receivables Outstanding
     30-59 days                     $762,163,223.55                   2.83%

     60-179 days                  $1,221,238,653.49                   4.53%

16.  Excess Spread Percentages on this Distribution Date (1)
     -------------------------------------------------------

 (a) Group One (2)                                                    5.67%

 (b) Group Two (2)                                                    5.84%

 (c) Series 1998-6 (3)                                                5.52%

17.  Net Charge-Offs on this Distribution Date (4)
     ---------------------------------------------
     Charge-offs net of recoveries as an annualized percentage of
     Principal Receivables at the beginning of September, 1999          5.63%

                                 U.S. BANK NATIONAL ASSOCIATION
                                 as Trustee

                              BY:
                                 -------------------------------------

                                        Vice President

--------------------

 (1) For series in Group One, investors should refer only to the higher of the Group Excess Spread Percentage (Item 16(a)) and the Series Excess Spread Percentage (Item 16(c)) in assessing the current performance of the Trust and the Receivables.


 (2) Group Excess Spread is the sum of the Series Excess Spreads (as described below) for each series in the Group. The Group Excess Spread Percentage is equal to the Group Excess Spread, multiplied by twelve, divided by the Series Investor Interests for each series in the Group.

 (3) Series Excess Spread is the difference between (a) the sum of Finance Charge Collections, Yield Collections, Additional Funds and Investment Income for any Class of this Series (see Item 3(e)), and (b) the sum of
     (i) the monthly interest for each Class of this Series (see Item 1), (ii) the monthly servicing fee for each Class of this Series (see Item 12(d)),
     (iii) the Investor Charge-Off Amount (see Item 8(c)), and (iv) the Credit Enhancement Fee (see Item 14(d)), in each case for this Distribution Date. The Series Excess Spread Percentage is equal to the Series Excess Spread, multiplied by twelve, divided by the Series Investor Interest for this Series.

 (4) For purposes of allocations to investors, recoveries are treated as Finance Charge Collections and are included as such in Item 3 above.

                    MASTER SERVICER'S CERTIFICATE STATEMENT

                          Discover Card Master Trust I

                        Series 1998-6 Monthly Statement

                                  CREDIT CARD
                           PASS-THROUGH CERTIFICATES

     The undersigned, a duly authorized representative of Greenwood Trust Company ("Greenwood"), as Master Servicer pursuant to the Pooling & Servicing Agreement dated as of October 1, 1993 (the"Pooling & Servicing Agreement") and the Series Supplement, dated as of July 30, 1998 (the "Series Supplement") by and between Greenwood and U.S. Bank National Association, as Trustee, does hereby certify as follows with respect to the Supplement Discover Card Master Trust I, Series 1998-6 Master Trust Certificates for the Distribution Date occurring on October 15, 1999:

 1.  Greenwood is Master Servicer under the Pooling and Servicing Agreement.

 2.  The undersigned is a Servicing Officer of Greenwood as Master Servicer.

 3.  The aggregate amount of Collections processed during September, 1999
     is equal to                                                                                               $4,565,167,157.18

 4.  The aggregate amount of Class A Principal Collections processed during
     September, 1999 is equal to                                                                                  $77,719,753.30

 5.  The aggregate amount of Class A Finance Charge Collections processed
     during September, 1999 is equal to                                                                            $8,242,344.26

 6a. The aggregate amount of Class A Principal Collections recharacterized as
     Series Yield Collections during September, 1999 is equal to                                                           $0.00

 6b. The aggregate amount of Class A Additional Funds for this Distribution
     date is equal to                                                                                                      $0.00

 7. The amount of drawings under the Credit Enhancement required to be made on the related Drawing Date pursuant to the Series Supplement:

      (a)  with respect to the Class A Required Amount Shortfall                                                           $0.00
           is equal to

      (b)  with respect to the Class A Cumulative Investor Charged-Off                                                     $0.00
           Amount is equal to

      (c)  with respect to the Class A Investor Interest is equal to                                                       $0.00

 8.  The sum of all amounts payable to the Class A Certificateholders
     on the current Distribution Date is equal to                                                                          $0.00

 9.  The aggregate amount of Class B Principal Collections processed during
     September, 1999 is equal to                                                                                   $4,090,296.10

10.  The aggregate amount of Class B Finance Charge Collections processed
     during September, 1999 is equal to                                                                              $433,784.56

11a. The aggregate amount of Class B Principal Collections recharacterized as
     Series Yield Collections during September, 1999 is equal to                                                           $0.00

11b. The aggregate amount of Class B Additional Funds for this Distribution
     date is equal to                                                                                                      $0.00

12. The amount of drawings under the Credit Enhancement required to be made on the related Drawing Date pursuant to the Series Supplement:

      (a)  with respect to the Class B Required Amount Shortfall                                                           $0.00
           is equal to

      (b)  with respect to the Class B Cumulative Investor Charged-Off                                                     $0.00
           Amount is equal to

      (c)  with respect to the Class B Investor Interest is equal to                                                       $0.00

13.  The sum of all amounts payable to the Class B Certificateholders
     on the current Distribution Date is equal to                                                                          $0.00

14. Attached hereto is a true copy of the statement required to be delivered by the Master Servicer on the date of this Certificate to the Trustee pursuant to Section 16 of the Series Supplement.

     IN WITNESS WHEREOF, the undersigned has duly executed and delivered certificate this 15th day of October, 1999.

                           GREENWOOD TRUST COMPANY
                                as Master Servicer

                           By:
                              -------------------------------------
                           Vice President, Chief Accounting Officer,
                           and Treasurer